Exhibit 99.1

Imperva Announces Positive Preliminary Third Quarter 2017 Financial Results

Exceeds Prior Guidance for Total Revenue and Profitability

REDWOOD SHORES, Calif. – October 19, 2017 – Imperva, Inc. (NASDAQ:IMPV), committed to protecting business-critical data and applications in the cloud and on-premises, today announced preliminary financial results for the third quarter ended September 30, 2017 that were above the high end of the guidance ranges for both total revenue and profitability previously provided on July 27, 2017.

Based on preliminary financial information, Imperva currently expects to report total revenue for the third quarter of 2017 in the range of $83.5 million to $84.0 million compared to the company’s prior guidance of total revenue in the range of $81.0 million to $83.0 million.

Imperva also expects to report non-GAAP operating income in the third quarter of 2017 in the range of $10.5 million to $11.0 million, and expects to report non-GAAP net income per share in the range of $0.29 to $0.32 using approximately 34.4 million weighted average shares, based on preliminary financial information. This is compared to the company’s prior guidance of a non-GAAP operating income in the range of $8.3 million to $9.4 million and non-GAAP net income per share in the range of $0.22 to $0.26. Preliminary non-GAAP results exclude stock-based compensation and amortization of purchased intangibles. Imperva will provide detail on stock-based compensation and amortization of purchased intangibles on its third quarter earnings conference call scheduled for November 8, 2017.

Third quarter 2017 preliminary results are subject to change based on the completion of the company’s normal quarter-end review process.

In addition, Charles Giancarlo has notified the Company of his resignation from Imperva’s Board of Directors, effective October 17, 2017. On August 24, 2017, Mr. Giancarlo was named Chief Executive Officer and a member of the Board of Directors of Pure Storage.

“I made the decision to part with my responsibilities with Imperva because of my new role as CEO and board member of Pure Storage. It has been an honor to serve on Imperva’s Board of Directors. I’ve enjoyed my time working with the company, and wish them continued success,” stated Mr. Giancarlo.

“We were pleased with our third quarter results which were driven by Imperva’s best-of-breed discovery, protection and compliance solutions,” stated Chris Hylen, President and Chief Executive Officer of Imperva. “In addition, I wanted to thank Charlie for all of his contributions and wish him well in his new role.”

Non-GAAP Financial Measures

This press release contains forward-looking non-GAAP measures of financial performance, including expected non-GAAP operating loss and expected non-GAAP net loss per share. The presentation of these forward-looking non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP, and may be different from the forward-looking non-GAAP financial measures used by other companies. In addition, these forward-looking non-GAAP measures have limitations in that they do not reflect all of the amounts associated with results of operations as determined in accordance with GAAP. These forward-looking non-GAAP financial measures exclude stock-based compensation and amortization of purchased intangibles.

Imperva believes it is appropriate to exclude or give effect to certain items for the following reasons:

Stock-Based Compensation: When evaluating the performance of its consolidated results, Imperva does not consider stock-based compensation charges. Likewise, the Imperva management team excludes stock-based compensation expense from its operating plans. In contrast, the Imperva management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Imperva places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Imperva excludes stock-based compensation expense from its non-GAAP financial measures primarily because it does not consider it part of ongoing operating results when assessing the performance of its business, and the exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of its business.

Amortization of Purchased Intangibles. When analyzing the operating performance of an acquired entity, Imperva’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Imperva’s management excludes the GAAP impact of acquired intangible assets to its financial results. Imperva believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Imperva generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Imperva generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Imperva believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Imperva believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of Imperva by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Imperva management uses these non-GAAP financial measures in assessing operating results of Imperva, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of Imperva to prior periods.

Imperva has not provided a reconciliation of these forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not produce the corresponding GAAP financial measures by the date of this press release without unreasonable effort. GAAP results and a detailed reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure will be presented in connection with Imperva’s press release reporting full financial results for the quarter ended September 30, 2017 scheduled to be released after the close of the market on November 8, 2017.

Forward-Looking Statements

This press release contains forward-looking statements, including without limitation those regarding the third quarter 2017 financial results that Imperva expects to announce. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: that the financial results presented in this press release are preliminary and subject to Imperva’s completion of the financial closing and review process for the third quarter of 2017. Investors should consider important risk factors, which include: demand for the company’s cyber security solutions may not increase or may decrease, including as a result of global macroeconomic conditions and other economic conditions that may reduce enterprise software or security spending generally or customer perceptions about the necessity or reliability of solutions such as ours; the company’s sales expectations for large customers may not materialize in a particular quarter or at all; the company may not timely introduce new products or services or versions of its products or services and such products or services may not be accepted by the market or may have defects, errors, outages or failures; competitors may be perceived by customers to offer greater value or to be better positioned to help handle cyber security threats and protect their businesses from major risk; existing customers may focus their additional cyber security spending on other technologies or addressing other risks; the company’s growth may be lower than anticipated; the markets that the company addresses may not grow as anticipated; the company may not be able to achieve the anticipated operational efficiencies and other benefits of the restructuring initiative; risks attendant to completion of the financial closing and review process; and other risks detailed under the caption “Risk Factors” in the company’s Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on August 3, 2017 and the company’s other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov.

The foregoing information represents the company’s outlook only as of the date of this press release, and Imperva undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.

About Imperva

Imperva® (NASDAQ: IMPV) is a leading provider of cyber security solutions that protect business-critical data and applications. The company’s SecureSphere, CounterBreach, Incapsula and Camouflage product lines enable organizations to discover assets and risks, protect information wherever it lives – in the cloud and on-premises – and comply with regulations. The Imperva Defense Center, a research team comprised of some of the world’s leading experts in data and application security, continually enhances Imperva products with up-to-the-minute threat intelligence, and publishes reports that provide insight and guidance on the latest threats and how to mitigate them. Imperva is headquartered in Redwood Shores, California. Learn more: www.imperva.com, our blog, on Twitter.

© 2017 Imperva, Inc. All rights reserved. Imperva, the Imperva logo, SecureSphere, CounterBreach, Incapsula, and Camouflage along with its design are trademarks of Imperva, Inc. and its subsidiaries.

Investor Relations Contact Information:

Seth Potter

646.277.1230

IR@imperva.com

Seth.Potter@icrinc.com